Exhibit 99.1

News Release

Contacts:

At InSight:

Bret W. Jorgensen

 President & CEO

Mitch C. Hill

Executive Vice President & CFO

949-282-6000

At Pairelations, LLC

Susan J. Lewis

303-804-0494

slewis@pairelations.com

INSIGHT HEALTH SERVICES HOLDINGS CORP.
EMERGES FROM CHAPTER 11

•                  Restructuring Completed on Schedule

•                  Revolving Credit Facility Obtained

•                  New Board of Directors Appointed

•                  Common Stock to Trade on OTC Bulletin Board

LAKE FOREST, Calif. … August 1, 2007 … InSight Health Services Holdings Corp. (“InSight”) announced that InSight and its wholly owned subsidiary InSight Health Services Corp. (“IHSC”) emerged from Chapter 11 today.

Following a successful two-month prepackaged restructuring, InSight has eliminated $194.5 million of long-term debt, and strengthened its balance sheet.  InSight also announced that it has obtained from Bank of America, N.A. a revolving credit facility of up to $30 million that will be used to provide working capital for ongoing operations.

Bret W. Jorgensen, InSight’s President and Chief Executive Officer, commented on the restructuring, “We set out to complete the restructuring in an efficient manner without disruption to our patients, employees and the hospitals and physicians we serve.  We were able to achieve this goal through the dedicated hard work of our employees.  Throughout the restructuring, our employees remained focused on our patients and customers, and our business was not interrupted.  While the industry still presents some challenges, we will address these challenges as a stronger and better positioned company.”

New Board of Directors

A new InSight board of directors has been appointed concurrently with InSight’s emergence from Chapter 11. The new members of the board of directors will be Eugene Linden, the Chief Investment Strategist of Bennett Management, a hedge fund; Wayne Lowell, founder of Jonchra Associates, LLC, a provider of strategic and operating advice to senior management of venture capital-funded and publicly held entities; Richard Nevins, a managing director and co-head of the recapitalization and restructuring group at Jefferies & Company, Inc. from 1998 until his retirement in 2007; James A. Ovenden, the Chief Financial Officer and a founding principal of OTO Development, LLC, a hospitality development company established in 2004; and Keith Rechner, the Chief Executive Officer and President of Benefit Advisors, Inc., an employee benefits consulting firm.  Continuing on the board of directors will be Bret W. Jorgensen and Steven G. Segal, an Executive-in-Residence/Lecturer at Boston University’s School of Management and a Special Limited Partner of J.W. Childs Associates, L.P.  For additional information regarding the new members of the board of directors please see InSight’s filings with the Securities and Exchange Commission (SEC).

Common Stock

In accordance with InSight’s joint prepackaged plan of reorganization and its exchange offer, (i) holders of IHSC’s $194.5 million of senior subordinated notes will receive 90% of InSight’s common stock in exchange for cancellation of such debt, (ii) holders of the pre-restructuring InSight common stock will receive 10% of InSight’s common stock in exchange for cancellation of their pre-restructuring common stock, and (iii) all options for shares of pre-restructuring common stock have been cancelled.  The new shares have been approved for listing on the OTC Bulletin Board.  Initially, trading is on a “when traded basis” under the symbol ISGTV; however, “regular way trading” for the new shares is anticipated to begin within the next few business days under the symbol ISGT.

Safe Harbor

The foregoing contains forward-looking statements regarding InSight. They reflect InSight’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to InSight’s operations and business environment which may cause the actual results of InSight to be materially different from any future results, express or implied by such forward-looking statements. InSight intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements.  Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) overcapacity and competition in InSight’s markets; (ii) reductions, limitations and delays in reimbursement by third-party payors; (iii) contract renewals and financial stability of customers; (iv) conditions within the healthcare environment; (v) the potential for rapid and significant changes in technology and their effect on InSight’s operations; (vi) operating, legal, governmental and regulatory risks; (vii) economic, political and competitive forces affecting InSight’s business; and (viii) InSight’s ability to successfully integrate acquisitions.

Other risk factors are listed from time to time in InSight’s SEC registration statements and reports.  If any of these risks or uncertainties materializes, or if any of InSight’s underlying assumptions is incorrect, InSight’s actual results may differ from the results that InSight expresses or implies by any of its forward-looking statements. InSight disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About InSight

InSight, headquartered in Lake Forest, Calif., is a national provider of diagnostic imaging services. It serves managed care entities, hospitals and other contractual customers in more than 30 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. As of March 31, 2007, InSight’s network consisted of 109 fixed-site centers and 104 mobile facilities.

For more information, please visit www.insighthealth.com.

# # #